SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549

                                   FORM 8-K

                Current Report Pursuant to Section 13 or 15(d)
                  of the Securities and Exchange Act of 1934
              Date of Report (date of earliest event reported):
                               October 9, 1996
                    SCIENTIFIC SOFTWARE-INTERCOMP, INC.
            (Exact name of registrant as specified in its charter)
              Colorado          0-4882          84-0581776
(State or other jurisdiction of incorporation)          (Commission File No.)
                          (IRS Employer Identification No.)


1801  California  Street,  Suite  295,  Denver,  Colorado
                    80202
(Address  of  principal  executive  offices)                    (Zip  Code)





                                 (303) 292-1111
             (Registrant's telephone number, including area code)

                                 Not applicable
        (Former name or former address, if changed since last report)

Items  1  -  4.          Inapplicable.
Item  5.          Other  Events
     Sale  of  Kinesix  Division
     On October 9, 1996, Scientific Software-Intercomp, Inc. (SSI) announced the Closing of its previously announced sale of its Kinesix division to a group including the former President of the Kinesix division, Mike Teague. Year-to-date (September) revenues for the Kinesix group were approximately $1.3 million dollars, with year-to-date losses approximately $400 thousand. The consideration for the purchase of the assets was $376 thousand plus assumption of liabilities.
     American  Arbitration  Association  Award  Against  SSI
     On October 9, SSI announced that pursuant to Note (3) advised in the Company's 2nd Quarter (June 30, 1996) 10Q filing concerning the unrelated English company Kinesix (Europe), the American Arbitration Association has
awarded against Kinesix (SSI) for a sum of $674 thousand. SSI intends to vigorously appeal the award.
     Collection  of  Previously  Written-off  Receivables
     On October 9, 1996, SSI announced that they have received payment for receivables which had been previously written off for a net value of $1.8 million. The Company had previously agreed, under the terms of the Letter of Intent signed on September 10, 1996 with Smedvig asa (Oslo, Norway) for the acquisition of SSI by Smedvig, that these receivables would be retained for the benefit of the shareholders of SSI.
     Termination of Letter of Intent and Negotiations for the Acquisition of SSI by Smedvig asa of Oslo, Norway
     On October 14, 1996, SSI announced that Smedvig asa (Oslo, Norway) has terminated negotiations for its purchase of substantially all of the assets of SSI. On September 10, 1996, SSI and Smedvig signed a non-binding letter of intent for such purchase.

Item  6          Inapplicable.
Item  7          Financial  Statements  and  Exhibits
          (a)          Inapplicable.
     (b)          Inapplicable.
     (c)          Exhibits
          Press  Releases  dated  October  9  and  October  14,  1996
          Extract  from  Note  (3)  of  the Registrant's 2nd Quarter (June 30,
1996) 10Q Filing concerning Kinesix, a division of Scientific Software-Intercomp, Inc.
Item  8.          Inapplicable.

Date:  October  18,  1996                  SCIENTIFIC SOFTWARE-INTERCOMP, INC.





     By:          /s/  George  Steel
          George  Steel,  Chairman  and  Chief  Executive  Officer

                              PRESS INFORMATION

FOR  IMMEDIATE  RELEASE:    OCTOBER  9,  1996
CONTACT:          GEORGE  STEEL
          SCIENTIFIC  SOFTWARE-INTERCOMP,  INC.
          (303)  292-1111

 SCIENTIFIC SOFTWARE-INTERCOMP ANNOUNCES SALE OF KINESIX BUSINESS, RESULTS OF
        ARBITRATION HEARING AND COLLECTION OF WRITTEN-OFF RECEIVABLES

Denver, Colorado ... Scientific Software-Intercomp, Inc. (OTC) today announced the Closing of its previously announced sale of its Kinesix division to a group including the former President of the Kinesix division, Mike Teague. Year-to-date (September) revenues for the Kinesix group were approximately $1.3 million dollars, with year-to-date losses approximately $400 thousand.

SSI also announced that pursuant to Note (3) advised in the Company's 2nd Quarter (June 30, 1996) 10Q filing concerning the unrelated English company Kinesix (Europe), the American Arbitration Association has awarded against Kinesix (SSI) for a sum of $674 thousand. SSI intends to vigorously appeal the award.

Scientific Software-Intercomp also announced that they have received payment for receivables which had been previously written off for a net value of $1.8 million. The Company had previously agreed, under the terms of the Letter of Intent signed on September 10, 1996 with Smedvig asa (Oslo, Norway) for the acquisition of SSI by Smedvig, that these receivables would be retained for the benefit of the shareholders of SSI.

The sale, announced in the Letter of Intent, is for the purchase of substantially all of the assets of SSI by Smedvig for a price of $23.0 million in cash, and is conditional upon a number of items, including the execution of a definitive agreement between Smedvig and SSI, satisfactory completion of due diligence by Smedvig, reaching agreement with the holder of the preferred stock on its retirement, completion of the class action lawsuit settlement, and approval of the acquisition by a majority of SSI's voting shares. The due diligence process is now underway and proceeding satisfactorily. Closing of the transaction would be expected at year-end.

Scientific Software-Intercomp, Inc. provides high technology software and solutions for the oil and gas industry. The company has major offices in Denver, Houston, Calgary and London and smaller offices in Kuala Lumpur and Beijing.

                              PRESS INFORMATION

FOR  IMMEDIATE  RELEASE:    OCTOBER  14,  1996
CONTACT:          GEORGE  STEEL
          SCIENTIFIC  SOFTWARE-INTERCOMP,  INC.
          (303)  292-1111

 SMEDVIG ASA TERMINATES LETTER OF INTENT AND NEGOTIATIONS FOR THE ACQUISITION
           OF SCIENTIFIC SOFTWARE-INTERCOMP, INC. ASSETS BY SMEDVIG
Denver, Colorado ... Scientific Software-Intercomp, Inc. (OTC) has announced that Smedvig asa (Oslo, Norway) has terminated negotiations for its purchase of substantially all of the assets of SSI. On September 10, 1996, SSI and Smedvig signed a non-binding letter of intent for such purchase. While Smedvig had not yet completed its due diligence on SSI, on October 14, 1996 Smedvig advised SSI, without further explanation, that it had concluded that satisfactory completion of its due diligence will not be possible. On October 10, 1996, SSI received an extensive comments letter from the Securities and Exchange Commission with respect to its Form 10-K filed for the year ended December 31, 1995 and Forms 10-Q for the first two calendar quarters of 1996. The comments include questions on the accounting, and the timing of the application thereof, which resulted in large losses reported in those filings including SSI's large write-off of capitalized software and shortening of estimated lives thereof and its lesser but substantial increases in its bad debt reserve and in its expense accruals. The Company intends to respond fully and promptly to the SEC comments.
SSI recently reported an award by the American Arbitration Association against it in the amount of $674,000 concerning a claim by its prior European distributor of SSI's Kinesix division. While SSI intends to appeal the award, such award as well as other possible due diligence issues may also have adversely affected Smedvig's decision not to proceed with the acquisition. SSI also previously announced the collection of written off receivables in a net amount of $1.8 million and the sale of its Kinesix division, both of which may have had the effect of increasing amounts received from the sale of SSI to Smedvig.
Scientific Software-Intercomp, Inc. provides high technology software and solutions for the oil and gas industry. The company has major offices in Denver, Houston, Calgary and London and smaller offices in Kuala Lumpur and Beijing.

Extract from Note (3) of the Registrant's 2nd Quarter (June 30, 1996) 10Q Filing concerning Kinesix, a division of Scientific Software-Intercomp, Inc.

     Arbitration Number 70T 181 0038 96 D; Kinesix, a division of Scientific Software-Intercomp, Inc. and Kinesix (Europe) Ltd., an English Company -
Houston,  Texas.    The  Company, through Kinesix, a division of the Company,
entered into a Territory Distributor Agreement with Kinesix (Europe) Ltd. ("KEL"), an unaffiliated entity located in London, U.K. The Distributor
Agreement required under most circumstances a decision from the American Arbitration Association ("AAA") before its termination could be effective. On March 4, 1996 the Company commenced arbitration seeking declaration of termination of the Distributor Agreement and money due the Company in excess of $200,000. Thereafter, KEL in writing advised its customer base that it had ceased to trade in Kinesix products. As a result of this action by KEL and pursuant to the Distributor Agreement, the Company has declared the Distributor Agreement terminated without the requirement of arbitration. In the interim, on April 1, 1996 KEL filed an answer and counterclaim with the AAA and asserts damages that exceed $1 million without substantiation. It is the opinion of the Company and its counsel that KEL's claim is without merit and the Company is vigorously defending the claim.